UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2007

OMNI FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Georgia	001-33014	58-1990666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 2300, Atlanta, Georgia 30328

(Address of principal executive offices)

(770) 396-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 20, 2007, Omni National Bank (the “Bank”), a wholly owned subsidiary of Omni Financial Services, Inc., executed a Purchase and Sale Agreement (the “Agreement”) between the Bank and Amalgamated Bank of Chicago (the “Seller”). Pursuant to the Agreement, the Bank will purchase from the Seller a parcel of real estate and a 32,725 square foot building thereon located at 55 West Van Buren/400 South Dearborn, Chicago, Illinois 60630 (the “Property”). On April 23, 2007, the Office of the Comptroller of the Currency approved the Bank’s establishment of a branch at the Property.

The purchase price for the Property is $5.0 million in cash. The Bank paid a deposit of $200,000 upon execution of the Agreement and will pay the remaining $4.8 million of the purchase price at the closing of the transaction. The Agreement provides that the closing will occur on May 20, 2007, subject to extension for up to an additional 30 days under certain circumstances. A copy of the Agreement is attached as Exhibit 10.1 to this Agreement.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement dated April 20, 2007 by and between Omni National Bank and Amalgamated Bank of Chicago

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI FINANCIAL SERVICES, INC.

Dated: April 25, 2007	By:	/s/ Constance Perrine
	Name:	Constance Perrine
	Title:	Executive Vice President and Chief Financial Officer